As filed with the Securities and Exchange Commission on May 21, 2007
Registration No. 333-142427

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORBCOMM Inc.
(Exact name of registrant as specified in its charter)

Delaware	4899	41-2118289
(State or Other Jurisdiction of Incorporation of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2115 Linwood Avenue, Suite 100
Fort Lee, New Jersey 07024
(201) 363-4900
(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)

Christian G. Le Brun, Esq.
General Counsel
ORBCOMM Inc.
2115 Linwood Avenue, Suite 100
Fort Lee, New Jersey 07024
(201) 363-4900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sey-Hyo Lee, Esq. Alejandro R. San Miguel, Esq. Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112 (212) 408-5100	James H. Ball, Jr., Esq. Milbank, Tweed, Hadley & McCloy LLP One Chase Manhattan Plaza New York, New York 10005 (212) 530-5000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-142427) is being filed solely for the purpose of filing the Form of Underwriting Agreement as Exhibit 1 to the Registration Statement.

Part II

Information Not Required in Prospectus

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses, other than the underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All amounts shown are estimates, except the Securities and Exchange Commission registration fee, the NASD, Inc. filing fee and The Nasdaq Global Market application fee.

SEC registration fee	$3,211
NASD filing fee	10,957
Accounting fees and expenses	200,000
Legal fees and expenses	600,000
Printing and engraving expenses	275,000
Transfer agent fees and expenses	16,000
Blue sky fees and expenses	10,000
Miscellaneous fees and expenses	84,832

Total	$1,200,000

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

ORBCOMM Inc. is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to ORBCOMM Inc. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.

Our amended bylaws and the appendix thereto provide for the indemnification of ORBCOMM Inc.’s directors, officers, employees and agents to the extent permitted by Delaware law. We have entered into indemnity agreements with our directors and our executive officers whereby we have agreed to indemnify the directors and executive officers to the extent permitted by our bylaws and Delaware law.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

During the past four fiscal years, we have issued securities in the following transactions, each of which was exempt from the registration requirements of Securities Act of 1933, as amended (Securities Act). All of the below-referenced securities issued pursuant to the exemption from registration under Section 4(2) of the Securities Act are deemed restricted securities for the purposes of the Securities Act.

During 2003, 2004, 2005 and 2006, we issued the following securities in transactions exempt from registration under Section 4(2) or 3(a)(9) of the Securities Act:

➢	In March 2003, ORBCOMM LLC issued convertible notes in the aggregate principal amount of approximately $4.5 million to unrelated parties of which notes totaling approximately $165,000 were issued to a placement agent. ORBCOMM LLC issued additional convertible notes in the aggregate principal amount of approximately $1.2 million to related parties. Additionally, with the issuance of these notes, ORBCOMM LLC issued warrants to purchase 1,182,580 membership interests units of ORBCOMM LLC with a fair value of approximately $930,000.

➢	In January and February 2004, ORBCOMM LLC issued convertible notes in the aggregate principal amount of approximately $1.3 million. ORBCOMM LLC also issued warrants to purchase 131,578 membership interest units of ORBCOMM LLC in connection with these notes.

➢	On February 17, 2004, we completed a private placement of 6,302,817 shares of our Series A preferred stock at a purchase price of $2.84 per share, or an aggregate of approximately $17.9 million, to SES, Ridgewood Satellite LLC, OHB Technology A.G., Sagamore Hill Hub Fund Ltd., Northwood Ventures LLC and Northwood Capital Partners LLC, each of which is and was at the time an accredited investor, including conversion of a note in the amount of $2.6 million issued to Ridgewood Satellite LLC.

➢	In connection with the private placement, approximately $11.0 million of the outstanding convertible debt of ORBCOMM LLC, which included the notes issued in 2003 and 2004 as well as other notes issued prior to 2003, was converted into approximately 3.9 million shares of our Series A preferred stock.

➢	In connection with the private placement, the corporate structure of ORBCOMM LLC was reorganized such that ORBCOMM LLC became our wholly owned subsidiary and the former members of ORBCOMM LLC were issued 5,657,934 shares of our common stock in exchange for their membership interest units and holders of warrants to purchase membership interest units of ORBCOMM LLC were issued warrants to purchase 1,824,665 shares of our common stock.

➢	In connection with the reorganization, two of our officers contributed all of their interests in Sistron International LLC (representing 100% of Sistron) to us in exchange for 127,414 shares of Series A preferred stock in the amount of approximately $361,855.

➢	On August 13, 2004, we completed a follow-on sale of 4,051,888 shares of Series A preferred stock in the amount of approximately $11.5 million to existing holders of Series A preferred stock.

➢	In 2005, we issued Transport International Pool, Inc. 32,083 shares of common stock in the amount of approximately $136,000 upon Transport International Pool, Inc.’s non-cancelable order for the purchase of our products.

➢	In October 2005, pursuant to an agreement entered into in connection with the 2004 reorganization, we acquired, from two of our officers, a 51% interest of Satcom in exchange for (i) 620,000 shares of Series A preferred stock in the amount of approximately $1,760,800 and (ii) a contingent payment in the event of a sale of or initial public offering.

➢	In November and December 2005 and January 2006, we completed private placements in the amount of approximately $72.5 million, consisting of 10% convertible promissory notes due February 16, 2010, warrants to purchase our common stock and shares of our Series B preferred stock to PCG Satellite Investments, LLC (an affiliate of the Pacific Corporate Group), MH Investors Satellites LLC (an affiliate of MH Equity Investors), Torch Hill Capital and several existing investors, including Ridgewood Capital, OHB Technology A.G., Northwood Ventures and several members of senior management, and certain other private equity investors, each of which is an accredited investor. The 10% convertible notes automatically converted on December 30, 2005 into shares of Series B preferred stock at a conversion price of $4.03 per share, and as a result of such conversion, the warrants were cancelled for no consideration. The transactions also included the reinvestment by certain holders of our Series A preferred stock of $1.3 million of dividends paid to the Series A preferred stock holders in shares of Series B preferred stock at a price of $4.03 per share. As a result of these transactions, an aggregate of approximately 18.0 million shares of our Series B preferred stock were issued and outstanding as of December 31, 2006.

➢	In 2006, we issued an aggregate of 619,580 shares of common stock upon the exercise of warrants to purchase common stock at per share exercise prices of $2.33 and $4.26. We received aggregate gross proceeds of $1.6 million from the exercise of these warrants.

➢	In 2007, we issued an aggregate of 131,186 shares of common stock upon the cashless exercise of warrants to purchase common stock at per share exercise prices of $2.33, $2.78, $3.38 and $4.26. We did not receive any cash proceeds from the exercise of these warrants.

During 2004, we granted stock options to officers, directors, employees and consultants under our 2004 stock option plan covering an aggregate of 1,528,332 shares of our common stock, at an average exercise price of $3.08. During 2006, we granted stock options to an officer under our 2004 stock option plan covering an aggregate of 50,000 shares of our common stock, at an average exercise price of $4.88 per share. In 2006, we awarded 1,058,293 RSUs and 413,333 SARs with a weighted average issuance price equal to $11.00 per share under the 2006 LTIP to our employees. The stock option, RSU and SAR awards described above were made under written compensatory plans or agreements in reliance on the exemption from registration pursuant to Rule 701 under the Securities Act or pursuant to Section 4(2) under the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  Exhibits

Exhibit No.		Description

1		Form of Underwriting Agreement.
3.1		Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 001-33118), is incorporated herein by reference.
3.2		Amended Bylaws of the Company, filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K (File No. 001-33118), is incorporated herein by reference.
4.1		Specimen Certificate for Common Stock, par value $0.001 per share, of the Company, filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
*5		Opinion of Chadbourne & Parke LLP as to the legality of the common stock.
†10	.1	Validation Services Agreement, dated May 20, 2004, between the Company and the United States Coast Guard, filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.2.1	Cooperation Agreement, dated May 18, 2004, among the Company, Stellar Satellite Communications Ltd. and Delphi Corporation, filed as Exhibit 10.2.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10	.2.2	Amendment Number One to Cooperation Agreement, dated December 27, 2005, among the Company, Stellar Satellite Communications Ltd. and Delphi Corporation, filed as Exhibit 10.2.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.2.3	Pricing Letter Agreement, dated May 6, 2004, between the Company and Delphi Corporation, filed as Exhibit 10.2.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.

Exhibit No.		Description

†10	.3.1	ORBCOMM Concept Demonstration Satellite Bus, Integration Test and Launch Services Procurement Agreement, dated March 10, 2005, between the Company and OHB-System AG, filed as Exhibit 10.3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.3.2	Amendment to the Procurement Agreement, dated June 5, 2006, between the Company and OHB-System AG, filed as Exhibit 10.3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.4	ORBCOMM Concept Demonstration Communication Payload Procurement Agreement, dated November 3, 2004, between the Company and Orbital Sciences Corporation, filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.5	Amendment to the Procurement Agreement, dated April 21, 2006, between the Company and Orbital Sciences Corporation, filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.6		Second Amended and Restated Registration Rights Agreement, dated as of December 30, 2005, by and among the Company and certain preferred stockholders of the Company, filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.7.1	International Value Added Reseller Agreement, dated March 14, 2003, between the Company and Transport International Pool, filed as Exhibit 10.9.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.7.2	Amendment to International Value Added Reseller Agreement, dated January 26, 2006, between the Company and Transport International Pool, filed as Exhibit 10.9.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10	.7.3	Assignment and Assumption Agreement, dated February 28, 2006, between ORBCOMM LLC, Transport International Pool and GE Asset Intelligence, LLC, filed as Exhibit 10.9.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.7.4	Amendment to International Value Added Reseller Agreement dated July 11, 2006 between ORBCOMM LLC and GE Asset Intelligence, filed as Exhibit 10.9.4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10	.7.5	Amendment to International Value Added Resellers Agreement, dated August 3, 2006, between ORBCOMM LLC and GE Asset Intelligence, LLC, filed as Exhibit 10.9.5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.8		Form of Common Stock Warrants, filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.9		Form of Series A Preferred Stock Warrants, filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.10		Form of Ridgewood Preferred Stock Warrants, filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.11		Form of Indemnification Agreement between the Company and the executive officers and directors of the Company, filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.

Exhibit No.		Description

10.12		Schedule identifying agreements substantially identical to the Form of Indemnification Agreement constituting Exhibit 10.11 hereto, filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.13		2004 Stock Option Plan, filed as Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.14		2006 Long-Term Incentives Plan, filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.15		Form of Incentive Stock Option Agreement under the 2004 Stock Option Plan, filed as Exhibit 10.17 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference, filed as Exhibit 10.17 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.16		Form of Non Statutory Stock Option Agreement under the 2004 Stock Option Plan, filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.17	Employment Agreement, effective as of June 1, 2006, between Jerome B. Eisenberg and the Company, filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.18	Employment Agreement, effective as of June 1, 2006, between Marc Eisenberg and the Company, filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10	.19.1	Employment Agreement, dated as of May 5, 2006, between John P. Brady and the Company, filed as Exhibit 10.21.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10	.19.2	Amendment to Stock Option Agreement, dated as of May 5, 2006, between John P. Brady and the Company, filed as Exhibit 10.21.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10	.19.3	Retention and Separation Agreement, effective as of October 11, 2006, between John P. Brady and the Company, filed as Exhibit 10.21.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.20	Employment Agreement, effective as of June 1, 2006, between John J. Stolte, Jr. and the Company, filed as Exhibit 10.22 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.21		Employment Agreement, effective as of August 2, 2004, between Emmett Hume and the Company, filed as Exhibit 10.23 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.22		Form of Restricted Stock Unit Award Agreement under the 2006 Long-Term Incentives Plan, filed as Exhibit 10.24 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.23		Form of Stock Appreciation Rights Award Agreement under the 2006 Long-Term Incentives Plan, filed as Exhibit 10.25 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.24	Employment Agreement, effective as of October 1, 2006, between Robert G. Costantini and the Company, filed as Exhibit 10.26 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.25	Letter agreement, dated October 10, 2006, between Stellar Satellite Communications Ltd. and GE Asset Intelligence, LLC, filed as Exhibit 10.27 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.

Exhibit No.		Description

*16		Letter of J.H. Cohn LLP regarding change in certifying accountant.
21		Subsidiaries of the Company, filed as Exhibit 21 to the Company’s Annual Report on Form 10-K (File No. 001-33118), is incorporated herein by reference.
*23	.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.
*23	.2	Consent of Chadbourne & Parke LLP, contained in their opinion.
*24	.1	Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and executive officers of the Company.
*24	.2	Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of John Major, a director of the Company.
*24	.3	Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of Didier Delepine, a director of the Company.
*99	.1	Consent of Harbor Research, Inc.
*99	.2	Consent of Didier Delepine to be named as director of the Company.

*	Previously filed.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.

(b)  Financial Statement Schedules

Schedule II—	Valuation and Qualifying Accounts and Reserves for the years ended December 31, 2004, 2005 and 2006 appears on page F-62.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

➢	that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

➢	that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, ORBCOMM Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lee, State of New Jersey, on May 21, 2007.

ORBCOMM Inc.

By:	/s/ Jerome B. Eisenberg
Jerome B. Eisenberg
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed on May 21, 2007 by the following persons in the capacities indicated:

Signature	Title

Jerome B. Eisenberg*	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)

Didier Delepine*	Director

Marco Fuchs*	Director

Hans E.W. Hoffman*	Director

Timothy Kelleher*	Director

John Major*	Director

Gary H. Ritondaro*	Director

Robert G. Costantini*	Executive Vice President andChief Financial Officer(principal financial and accounting officer)

*By:	/s/ Christian G. Le Brun
Christian G. Le Brun, Attorney-in-Fact**

** By authority of the powers of attorney filed as Exhibit 24.1, 24.2 and 24.3 hereto.

Exhibit Index

Exhibit No.		Description

1		Form of Underwriting Agreement.
3.1		Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 001-33118), is incorporated herein by reference.
3.2		Amended Bylaws of the Company, filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K (File No. 001-33118), is incorporated herein by reference.
4.1		Specimen Certificate for Common Stock, par value $0.001 per share, of the Company, filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
*5		Opinion of Chadbourne & Parke LLP as to the legality of the common stock.
†10	.1	Validation Services Agreement, dated May 20, 2004, between the Company and the United States Coast Guard, filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.2.1	Cooperation Agreement, dated May 18, 2004, among the Company, Stellar Satellite Communications Ltd. and Delphi Corporation, filed as Exhibit 10.2.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10	.2.2	Amendment Number One to Cooperation Agreement, dated December 27, 2005, among the Company, Stellar Satellite Communications Ltd. and Delphi Corporation, filed as Exhibit 10.2.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.2.3	Pricing Letter Agreement, dated May 6, 2004, between the Company and Delphi Corporation, filed as Exhibit 10.2.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.3.1	ORBCOMM Concept Demonstration Satellite Bus, Integration Test and Launch Services Procurement Agreement, dated March 10, 2005, between the Company and OHB-System AG, filed as Exhibit 10.3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.3.2	Amendment to the Procurement Agreement, dated June 5, 2006, between the Company and OHB-System AG, filed as Exhibit 10.3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.4	ORBCOMM Concept Demonstration Communication Payload Procurement Agreement, dated November 3, 2004, between the Company and Orbital Sciences Corporation, filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.5	Amendment to the Procurement Agreement, dated April 21, 2006, between the Company and Orbital Sciences Corporation, filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.6		Second Amended and Restated Registration Rights Agreement, dated as of December 30, 2005, by and among the Company and certain preferred stockholders of the Company, filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.7.1	International Value Added Reseller Agreement, dated March 14, 2003, between the Company and Transport International Pool, filed as Exhibit 10.9.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.

Exhibit No.		Description

†10	.7.2	Amendment to International Value Added Reseller Agreement, dated January 26, 2006, between the Company and Transport International Pool, filed as Exhibit 10.9.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10	.7.3	Assignment and Assumption Agreement, dated February 28, 2006, between ORBCOMM LLC, Transport International Pool and GE Asset Intelligence, LLC, filed as Exhibit 10.9.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.7.4	Amendment to International Value Added Reseller Agreement dated July 11, 2006 between ORBCOMM LLC and GE Asset Intelligence, filed as Exhibit 10.9.4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10	.7.5	Amendment to International Value Added Resellers Agreement, dated August 3, 2006, between ORBCOMM LLC and GE Asset Intelligence, LLC, filed as Exhibit 10.9.5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.8		Form of Common Stock Warrants, filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.9		Form of Series A Preferred Stock Warrants, filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.10		Form of Ridgewood Preferred Stock Warrants, filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.11		Form of Indemnification Agreement between the Company and the executive officers and directors of the Company, filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.12		Schedule identifying agreements substantially identical to the Form of Indemnification Agreement constituting Exhibit 10.11 hereto, filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.13		2004 Stock Option Plan, filed as Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.14		2006 Long-Term Incentives Plan, filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.15		Form of Incentive Stock Option Agreement under the 2004 Stock Option Plan, filed as Exhibit 10.17 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference, filed as Exhibit 10.17 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.16		Form of Non Statutory Stock Option Agreement under the 2004 Stock Option Plan, filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.17	Employment Agreement, effective as of June 1, 2006, between Jerome B. Eisenberg and the Company, filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.18	Employment Agreement, effective as of June 1, 2006, between Marc Eisenberg and the Company, filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.

Exhibit No.		Description

10	.19.1	Employment Agreement, dated as of May 5, 2006, between John P. Brady and the Company, filed as Exhibit 10.21.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10	.19.2	Amendment to Stock Option Agreement, dated as of May 5, 2006, between John P. Brady and the Company, filed as Exhibit 10.21.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10	.19.3	Retention and Separation Agreement, effective as of October 11, 2006, between John P. Brady and the Company, filed as Exhibit 10.21.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.20	Employment Agreement, effective as of June 1, 2006, between John J. Stolte, Jr. and the Company, filed as Exhibit 10.22 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.21		Employment Agreement, effective as of August 2, 2004, between Emmett Hume and the Company, filed as Exhibit 10.23 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.22		Form of Restricted Stock Unit Award Agreement under the 2006 Long-Term Incentives Plan, filed as Exhibit 10.24 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
10.23		Form of Stock Appreciation Rights Award Agreement under the 2006 Long-Term Incentives Plan, filed as Exhibit 10.25 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.24	Employment Agreement, effective as of October 1, 2006, between Robert G. Costantini and the Company, filed as Exhibit 10.26 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
†10	.25	Letter agreement, dated October 10, 2006, between Stellar Satellite Communications Ltd. and GE Asset Intelligence, LLC, filed as Exhibit 10.27 to the Company’s Registration Statement on Form S-1 (Registration No. 333-134088), is incorporated herein by reference.
*16		Letter of J.H. Cohn LLP regarding change in certifying accountant.
21		Subsidiaries of the Company, filed as Exhibit 21 to the Company’s Annual Report on Form 10-K (File No. 001-33118), is incorporated herein by reference.
*23	.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.
*23	.2	Consent of Chadbourne & Parke LLP, contained in their opinion.
*24	.1	Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and executive officers of the Company.
*24	.2	Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of John Major, a director of the Company.
*24	.3	Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of Didier Delepine, a director of the Company.
*99	.1	Consent of Harbor Research, Inc.
*99	.2	Consent of Didier Delepine to be named as director of the Company.

* Previously filed.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.